UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2024

ARRAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices, and Zip Code)

(505) 881-7567

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2024, the Human Capital Committee (the “Committee”) of the Board of Directors of Array Technologies, Inc. (the “Company”) approved a supplemental leadership incentive plan (the “Supplemental Plan”) comprised of performance-based stock units (“PSUs”) for Kevin Hostetler, Neil Manning, Tyson Hottinger, Terrance Collins, and James Zhu, along with other senior executives of the Company (the “Participants”), under the Company’s 2021 Long-Term Incentive Plan (the “LTIP”). The Committee believes the Supplemental Plan will be key to motivating our executive officers to achieve long-term corporate financial and operating goals.

Under the Supplemental Plan, each Participant is eligible to vest in a number of PSUs, with an aggregate grant value ranging from 0% to 95% of the target award amount for each participant, based on the attainment of certain cash, gross margin, and sales targets. The measurement period for the Supplemental Plan covers the period from July 1, 2024 through December 31, 2024.

The Committee also approved a supplemental grant of restricted stock unit (“RSU”) awards to the Participants under the LTIP (the “Supplemental Grant”). The Committee believes the Supplemental Grant will encourage long-term retention, as the RSUs awarded under the Supplemental Grant will vest in two tranches over three years, subject to employment conditions, as follows: 66 2/3% on the second anniversary of the grant date and 33 1/3% on third anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: September 30, 2024	By:	/s/ Kevin G. Hostetler
	Name:	Kevin G. Hostetler
	Title:	Chief Executive Officer and Interim Chief Financial Officer